Exhibit 23(a)


             CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                             INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statement of Franklin Resources, Inc. on Form S-8 for the 1998 Universal Stock Incentive Plan of our report dated October 23, 1998 on our audit of the consolidated financial statements of Franklin Resources, Inc. and subsidiaries as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996, which report is included in the Franklin Resources, Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 1998.




PricewaterhouseCoopers LLP

San Francisco, California
December 28, 1998